Exhibit 23.1


                [Letterhead of Livingston, Wachtell & Co., LLP]


June 2, 2004
U.S. Securities and Exchange  Commission
Division of  Corporation  Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:     Advanced Plant Pharmaceuticals, Inc.  -  Form S-8

Dear Sir/Madam:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2004 in the Company's Form 10-KSB/A for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.

Sincerely,

/s/ Livingston, Wachtell & Co., LLP

Livingston, Wachtell & Co., LLP